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                                                                   EXHIBIT 23.02

We consent to the inclusion in this registration statement on Form S-1 of our report dated January 22, 1999, except as to Note 11 for which the date is May 28, 1999, on our audits of the financial statements of Quokka Sports, Inc. We also consent to the references to our firm under the caption "Experts."





/s/ PricewaterhouseCoopers
--------------------------
PricewaterhouseCoopers LLP
San Francisco, California
May 28, 1999